UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2014

FEDFIRST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	0-54124	25-1828028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

565 Donner Avenue, Monessen, Pennsylvania	15062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (724) 684-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of FedFirst Financial Corporation (the "Company") was held on September 26, 2014. The final results for each of the matters submitted to a vote of shareholders at the special meeting are as follows:

1. The proposal to approve the Agreement and Plan of Merger, dated as of April 14, 2014, by and between CB Financial Services, Inc. and FedFirst Financial Corporation, was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,719,155	9,495	24,656	-

2. The non-binding, advisory proposal to approve the compensation to be paid to the named executive officers of FedFirst Financial Corporation if the merger contemplated by the Agreement and Plan of Merger, was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

1,626,291	91,877	34,973	165

Item 8.01. Other Events.

On September 26, 2014, the Company and CB Financial Services issued a joint press release announcing the receipt of shareholder approval of the pending merger of the Company with and into CB Financial Services. A copy of the press release is furnished as an exhibit hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated September 26, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDFIRST FINANCIAL CORPORATION (Registrant)
September 26, 2014 (Date)	/s/ PATRICK G. O'BRIEN Patrick G. O'Brien President and Chief Executive Officer